UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 27, 2009
WHITE ELECTRONIC DESIGNS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)
(602) 437-1520

(Registrant’s telephone number, including area code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

EXHIBIT INDEX

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 27, 2009, the Board of Directors (the “Board”) of White Electronic Designs Corporation (the “Company”) approved and adopted an amendment to the Company’s Amended and Restated Bylaws (the “New Amended and Restated Bylaws”) which provides that the recently enacted provisions of the Indiana Business Corporation Law that may require a mandatory classified or staggered Board structure for the Company, namely IC 23-1-33-6(c), do not apply to the Company. This opt-out election merely preserves the current structure the Company has for electing members of the Board and this Board action may be rescinded by later action of the Board or the Company’s shareholders, as appropriate. The New Amended and Restated Bylaws were effective on July 27, 2009.
     The description of the changes and the new provision of the New Amended and Restated Bylaws contained in this Form 8-K are qualified in their entirety by reference to the full text of the prior Amended and Restated Bylaws, a copy of which was filed with the Securities and Exchange Commission on March 11, 2009 as Exhibit 3.1 to the Company’s Form 8-K and is incorporated herein by reference, and the New Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of White Electronic Designs Corporation (as amended and restated on July 27, 2009)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION
Date: July 31, 2009	By:	/s/ Roger A. Derse
Roger A. Derse
Interim Office of the President, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of White Electronic Designs Corporation (as amended and restated on July 27, 2009)